Exhibit 5.1

TUPPER JONSSON & YEADON

BARRISTERS & SOLICITORS
AN ASSOCIATION OF LAWYERS AND LAW CORPORATIONS

CARL R. JONSSON*	LEE S. TUPPER*	1710 - 1177 WEST HASTINGS STREET
GLENN R. YEADON*	PAMELA JOE	VANCOUVER, B.C., CANADA
DAVID A. AUSTIN	DAVID J. McCUE*	V6E 2L3
Tel: (604) 683-9262
* denotes a Personal Law Corporation		Fax: (604) 681-0139
E-mail: jonsson@securitieslaw.bc.ca
REPLY ATTENTION OF:	Carl R. Jonsson
Direct Tel: (604) 640-6357
OUR FILE:	6563-1

November 14, 2006

Linux Gold Corp.
1103 - 11871 Horseshoe Way
Richmond, BC V7A 5H5

Dear Sirs:

Re: Opinion of Counsel - Registration Statement on Form S-8

I have acted as counsel for Linux Gold Corp. (the "Company"), in connection with the preparation and filing of the Company's Registration Statement on Form S-8 under the Securities Act of 1933, as amended, (the "Registration Statement"), relating to 2,300,000 shares of the Company's common stock, no par value, (the "Common Stock"), issuable pursuant to the Company's Stock Option Plan (the "Plan").

I have examined copies of the Certificate of Incorporation, as amended, and the Articles of the Company and all amendments thereto, the Registration Statement and originals, or copies certified to my satisfaction, of such records and meetings, written actions in lieu of meetings, or resolutions adopted at meetings, of the directors of the Company, and such other documents and instruments as in my judgment are necessary or appropriate to enable me to render the opinions expressed below.

With respect to all of the documents examined by me, I have assumed the genuineness of all signatures, the legal capacity at all relevant times of any individual signing any of such documents, the authenticity and completeness of all documents submitted to me as originals, the conformity to authentic originals of all documents submitted to me as a certified or true copy or as a reproduction (including facsimiles) and the truthfulness and accuracy of the corporate records of the Company and of all certificates of public officials and officers of the Company, not being aware on any reason why the addressees of this opinion would not be entitled to rely on any of the certificates upon which I am relying in rendering this opinion.

Based on the foregoing examination, I am of the opinion that the shares of Common Stock issuable pursuant to the Plan are duly authorized and, when issued in accordance with the Plan, will be validly issued, fully paid and non-assessable.

Further, I consent to the filing of this opinion as an exhibit to the Registration Statement.

Yours truly,
TUPPER JONSSON & YEADON

“Carl R. Jonsson”

Per:

Carl R. Jonsson

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